Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Filed February 17, 2004) pertaining to the Jacuzzi Brands, Inc. Retirement Savings & Investment Plan of our report dated June 17, 2004, with respect to the financial statements and schedule of the Jacuzzi Brands, Inc. Retirement Savings & Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

July 9, 2004
West Palm Beach, Florida

F-13